Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	Jon C. Biro
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Alexandra Tramont
FD
(212) 850-5600
CONSOLIDATED GRAPHICS REPORTS JUNE 2009 QUARTER FINANCIAL RESULTS
AND AMENDMENT TO REVOLVING CREDIT AGREEMENT
HOUSTON, TEXAS — August 5, 2009 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for the quarter ended June 30, 2009.
Revenue for the June quarter was $225.9 million, down 21% compared to the same quarter last year. The revenue decline was primarily due to a year-over-year same-store revenue decline, and lower election-related business. Operating income declined to $.9 million in the June quarter compared to $20.0 million last year due to the lower revenues and a more difficult operating environment. Operating margins declined from 7.0% in the June 2008 quarter to .4% in the current quarter. Net loss for the June quarter was $.3 million or $.03 diluted loss per share. Net income for the June 2008 quarter was $9.6 million, or $.84 diluted earnings per share.
Despite the decline in results, the Company had strong free cash flow of $29.8 million for the June quarter compared to $29.5 million for the same quarter last year. Adjusted EBITDA for the June quarter was $20.1 million compared to $37.6 million a year ago. Additionally, total debt declined $29.1 million during the quarter to $285.1 million at the end of June.
Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics, commented, “The weak economy continued to reduce demand for print and pressure our profit margins during the June quarter. Our companies are working hard to maintain revenues and effectively manage costs during these tough times.”
Mr. Davis continued, “On a positive note, these difficult times have created opportunities for Consolidated Graphics. Our cost structure and financial strength are a competitive advantage and will allow us to attract new customers and sales personnel and continue to acquire good printing companies.”
On July 30, 2009, the Company entered into an amendment to its revolving bank credit agreement. The amendment increases the interest rate on borrowings and allows for additional financial covenant flexibility. Following the amendment, based on the Company’s current leverage ratio, as defined, and current market interest rates, borrowings under the revolving credit agreement carry a variable interest rate of less than 3%. Both the commitment amount of $335 million and the maturity date of October 6, 2011 remain unchanged.
For the quarter ended September 30, 2009, the Company expects to generate revenues of between $225 - $240 million and at least break-even adjusted net income.

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS	PAGE -2
A reconciliation of the non-GAAP financial measures, Adjusted EBITDA, Free Cash Flow and Adjusted Net Income is included in the attached tables and in the Current Report on Form 8-K filed today, as well as the basis for management’s use of the non-GAAP financial measures.
Consolidated Graphics, Inc. will host a conference call today, Wednesday, August 5, 2009, at 11:00 a.m. Eastern Time, to discuss its first quarter fiscal 2010 results. The conference call will be simultaneously broadcast live over the Internet on our website (www.cgx.com) and a subsequent archive of such call will also be available on our website.
Consolidated Graphics, Inc. (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 27 states, Canada, and in Prague, we offer an unmatched geographic footprint, unsurpassed capabilities, and unparalleled levels of convenience, efficiency and service. With locations in or near virtually every major U.S. market, CGX provides service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization.
Consolidated Graphics’ vast and technologically advanced sheetfed and web printing capabilities are complemented by the largest integrated digital footprint of any commercial printer in the U.S. By coupling North America’s most comprehensive printing capabilities with strategically located fulfillment centers and industry-leading technology, CGX delivers solutions that create a spectrum of value for customers. CGX offers the unique ability to respond to all printing-related needs no matter how large, small, specialized or complex. For more information, visit www.cgx.com.

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS	PAGE -3
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in which the Company discusses factors it believes may affect its performance or results in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depend on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks, including those created by general market conditions, competition and the possibility that events may occur beyond the Company’s control, which may limit its ability to maintain or improve its operating results or financial condition or acquire additional printing businesses. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include, continuing weakness in the economy, financial stability of its customers, the sustained growth of its digital printing business, the seasonality of election-related business, its ability to adequately manage expenses, including labor costs, the unfavorable outcome of legal proceedings, the lack of or adequacy of insurance coverage for its business operations, the continued availability of raw materials at affordable prices and retention of its key management and operating personnel, satisfactory labor relations, the potential for additional goodwill impairment charges, its ability to identify new acquisition opportunities, negotiate and finance such acquisitions on acceptable terms and successfully absorb and manage such acquisitions in a timely and efficient manner, as well as other risks described in the “Risk Factors” section of our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2009, as filed with the Securities and Exchange Commission. You should pay particular attention to and review the important risk factors and cautionary statements described in the “Risk Factors” section, as well as the risk factors and cautionary statements described in the other documents the Company files or furnishes from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumptions prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected.
# # #

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS	PAGE -4
CONSOLIDATED GRAPHICS, INC.
Condensed Consolidated Income Statements
(In thousands, except per share amounts)

	Three Months Ended
	June 30,
	2009	2008	Change
			$	%

Sales	$225,861	$285,194	(59,333)	(21)
Cost of Sales	181,032	214,554	(33,522)	(16)

Gross Profit	44,829	70,640	(25,811)	(37)
Selling Expenses	22,791	28,404	(5,613)	(20)
General and Administrative Expenses(1)	21,213	22,277	(1,064)	(5)
Other (Income) Expense, net	(54)	5	(59)	nm

Operating Income	879	19,954	(19,075)	(96)
Interest Expense, net	2,484	4,211	(1,727)	(41)

Income (Loss) before Taxes	(1,605)	15,743	(17,348)	(110)
Income Taxes	(1,291)	6,127	(7,418)	(121)

Net Income (Loss)	($314)	$9,616	(9,930)	(103)

Earnings (Loss) Per Share
Basic	($.03)	$.87	($.90)
Diluted	($.03)	$.84	($.87)

Weighted Average Shares Outstanding
Basic	11,159	11,111
Diluted	11,159	11,461

Effective Income Tax Rate	80.4%	38.9%

(1) Share based compensation included in these expenses	$1,544	$1,644	($100)
nm= not meaningful

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS	PAGE -5
CONSOLIDATED GRAPHICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	June 30,	March 31,
	2009	2009

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$9,238	$9,762
Accounts receivable, net	150,700	173,501
Inventories	51,251	52,737
Prepaid expenses	19,876	17,340
Deferred income taxes	16,558	18,909

Total current assets	247,623	272,249
PROPERTY AND EQUIPMENT, net	419,737	430,519
GOODWILL	29,436	29,436
OTHER INTANGIBLE ASSETS, net	23,828	24,691
OTHER ASSETS	7,730	8,313

	$728,354	$765,208

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$27,976	$27,026
Accounts payable	43,777	48,519
Accrued liabilities	84,295	86,718
Income taxes payable	93	553

Total current liabilities	156,141	162,816
LONG-TERM DEBT, net of current portion	257,081	287,164
OTHER LIABILITIES	15,227	14,794
DEFERRED INCOME TAXES	48,196	49,970

Total Liabilities	476,645	514,744
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; 100,000,000 shares authorized; 11,162,667 and 11,152,875 issued and outstanding	111	111
Additional paid-in capital	164,675	163,131
Retained earnings	87,492	87,806
Accumulated other comprehensive loss	(569)	(584)

Total shareholders’ equity	251,709	250,464

	$728,354	$765,208

Total debt	$285,057	$314,190
Debt-to-total capitalization	53%	56%

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS	PAGE -6
CONSOLIDATED GRAPHICS, INC.
Reconciliations of Non-GAAP Performance Measures
(In thousands)
(unaudited)

	Three Months Ended
	June 30,
	2009	2008
Net Income (loss)	$(314)	$9,616
Income taxes	(1,291)	6,127
Interest expense, net	2,484	4,211
Depreciation and amortization	17,644	15,795
Share-based compensation expense	1,544	1,644
Non-cash foreign currency transaction net (gain)/loss	(54)	5
Net loss from asset dispositions	92	215

Adjusted EBITDA	$20,105	$37,613

Net cash provided by operating activities	$33,861	$36,599
Capital expenditures	(4,476)	(8,031)
Proceeds from asset dispositions	450	975

Free Cash Flow	$29,835	$29,543

Net income (loss)	$(314)	$9,616
Non-cash foreign currency transaction net (gain)/loss-net of tax	(33)	3

Adjusted Net Income (loss)	$(347)	$9,619